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                                                                    EXHIBIT 11.1

                              BIG CITY RADIO, INC.
                       COMPUTATION OF EARNINGS PER SHARE

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                                                                                YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------------
                                                                          1995           1996            1997
                                                                      -------------  -------------  --------------
Net loss............................................................  $  (4,005,000) $  (3,098,000) $  (16,918,000)
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Weighted average number of shares outstanding - primary: Weighted
  average number of common shares outstanding.......................      6,088,000      8,024,000       9,539,000
Dilutive effect of stock options after application of treasury stock
  method............................................................       --             --              --
                                                                      -------------  -------------  --------------
Weighted average number of shares outstanding.......................      6,088,000      8,024,000       9,539,000
                                                                      -------------  -------------  --------------
                                                                      -------------  -------------  --------------
Net loss per share:
  Primary...........................................................         $(.66)         $(.39)         $(1.77)
                                                                      -------------  -------------  --------------
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